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                                                               EXHIBIT 10.31 (b)
                              CONSULTING AGREEMENT


           ANTEC Corporation, Delaware corporation, ("Company") and John Egan ("Consultant") hereby agree as follows:

         1. Upon the termination of Consultant's employment with Company for any reason other than death or full and permanent disability, Consultant will serve Company as a consultant on matters within Consultant's expertise, knowledge or abilities as may be reasonably requested by Company. Such consultation may include, among other things without limitation, meeting with customers and suppliers of Company and serving on the Board of Directors of Company. Consultant's obligations under this Agreement will end on May 31, 2007 or Consultant's earlier death or full and permanent disability.

         2. Consultant will not in any 12 month period be required to make himself available to consult with Company for more than 20 days. No more than three days of consultation may be consecutive. Consultation will be arranged by Company so as to not unreasonably interfere with other permitted activities of Consultant.

         3. Consultant will not disclose or use for any purpose other than assisting Company, any information about Company or its business that is not publicly known.

         4. Consultant will not during the period of this Agreement engage in any activities or make any investments that would be inconsistent or in conflict with his obligations to Company under this Agreement. For instance, Consultant during the period of this Agreement will not assist anyone compete with Company and will not enter into any arrangement with a competitor of Company in which Consultant could inadvertently use or disclose confidential information of Company. Consultant however is permitted to own interests in a competitor constituting less than 1% of the beneficial interests of that firm and to consult with firms that do not compete with Company. Upon being asked in writing, Company will advise Consultant within 15 days whether Consultant is able to engage in a proposed activity. Any such inquiry should be addressed to Company's Chief Executive Officer.

         5. As consideration for the entering into this Agreement and the services performed thereunder, Company will:

                  a. provide the supplemental retirement benefit set forth in the attached Supplemental Retirement Plan;



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                  b.       continue to provide medical coverage as if Consultant
                           continued to be an employee of Company until he and his spouse as of the date of this Agreement are eligible for Medicare;

                  c. provide, from and after the date this Agreement is signed, in addition to any life insurance available to Consultant as an executive of Company, a death benefit of $3,000,000 payable to Consultant's surviving spouse upon Consultant's death prior to age
                           55. Upon request of Company, Consultant will provide such information and take such tests as may be necessary for Company to obtain insurance for this benefit; and

                  d. reimburse Consultant for any expenses incurred by Consultant in performing consulting services for Company.

         6. Company's sole remedy for breach of this Agreement by Consultant will be damages and/or injunctive relief. Consultant acknowledges that his services are unique and that damages for breach of this Agreement would not adequately compensate Company and agrees that Company is entitled to injunctive relief for breach of this Agreement and that Company may seek such relief without posting any bond. Any fees and costs incurred by either party in enforcing this Agreement shall be reimbursed by the party found to be in breach.

         7. Company's obligations hereunder shall be binding legal obligations of any successor to all or substantially all of Company's business by purchase, merger, consolidation or otherwise. Company may not sell or otherwise dispose of all or substantially all of its assets or merge or consolidate with any other entity without making adequate provision for its obligations under this Agreement.

           IN WITNESS WHEREOF, the parties has executed this agreement as of April 29, 1999.


ANTEC CORPORATION                                   ---------------------
                                                          John Egan
By:
   ----------------------
           Its
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